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                                                                   EXHIBIT 23.1





                CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement of Northstar Computer Forms, Inc. and Subsidiary on Form S-8 related to the "Northstar Computer Forms, Inc. Original Directors Option Plan" and the "Northstar Computer Forms, Inc. Outside Directors Stock Option Plan" of our report dated January 6, 1998, on our audits of the consolidated financial statements of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1997 and 1996, and for the fiscal years ended October 31, 1997, 1996 and 1995, which report is incorporated by reference in Northstar Computer Forms, Inc. and Subsidiary's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997.

                                              PRICEWATERHOUSECOOPERS LLP
                                              PricewaterhouseCoopers LLP



Minneapolis, Minnesota
December 18, 1998